UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 4, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 549-0128

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

We have resolved our disputes with Patrick Mooney, our former Chairman, President and Chief Executive Officer, on mutually-agreeable terms and all related litigation has been dismissed with prejudice. The settlement requires a payment of $150,000 to Dr. Mooney by us and additional payments to Dr. Mooney from our insurers.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 7, 2015	By:	/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer